Exhibit 10.5
EMPLOYMENT AGREEMENT
(Project Development Coordinator)
     THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of the 7th day of November, 2005, by and between CARDINAL ETHANOL, LLC (“Cardinal”) and ANGELA J. ARMSTRONG (“Armstrong”)/
     WHEREAS, CARDINAL intends to develop, finance and construct an ethanol plant (the “Project”), and
     WHEREAS, Armstrong has valuable business experience,
     WHEREAS, CARDINAL wishes to employ Armstrong in connection with the Project, and Armstrong desires to accept such employment by CARDINAL, upon the terms and conditions herein set forth.
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Employment. CARDINAL hereby employs Armstrong to provide ethanol project development services as determined by CARDINAL (the “Services”) and Armstrong hereby accepts such employment upon the terms and conditions hereinafter set forth.
     2. Term; Termination. The term of employment under this Agreement shall commence effective November 11, 2005 and shall continue, unless terminated as provided herein, until November 11, 2006. The Agreement shall renew for a one year term unless otherwise terminated. Either party may terminate this Agreement at any time during the initial term or renewal term, with or without cause, upon delivery of oral or written notice to the other party indicating an intention to terminate the Agreement. In the even either party exercises its right to terminate this Agreement, Armstrong shall be entitled to payments for Services actually rendered and completed prior to such notice to terminate. This Agreement shall automatically terminate upon the death or permanent disability of Armstrong.
     3. Compensation. For all services rendered to CARDINAL during the term of this agreement, Armstrong shall be paid an annual salary of $50,000.00, which shall be paid in accordance with CARDINAL’s normal payroll practices on a biweekly basis.
     4. Confidentiality. In providing Services hereunder, Armstrong may have access to documents and information relating to CARDINAL and its properties and business operations (hereafter referred to as “Confidential Information”). All such Confidential Information shall at all times during the term of this Agreement and for a period of two (2) years thereafter, be treated as confidential and sensitive proprietary business information. Armstrong shall not, unless compelled by legal process, except in accordance with the express terms of this Agreement shall not, unless compelled by legal process, except in accordance with the express terms of this Agreement or with the prior written consent of CARDINAL, disclose or permit the disclosure of any Confidential Information to any person or entity whatsoever, unless such information is otherwise readily available in the public domain.
     5. Covenant Not to Compete. During the period of this Agreement and for a period of twelve (12) months commencing as of the effective date of the termination of this Agreement (the “Non-competition Period”), Armstrong shall not, directly or indirectly, by or for herself or through others as her agent:
a.	work for, promote or sell anywhere within one hundred (100) miles of any business location of CARDINAL (the “Territory”) any business which is similar to or directly in competition with the Business of CARDINAL as then being conducted by CARDINAL; or

b.	own, manage, operate, control, participate in, rendered advice to, or have any right to or interest in any other business which provisions products or services anywhere in the Territory which compete in any way with the Business of CARDINAL as then being conducted by CARDINAL.
     6. Related Services and Compensation. Nothing in this Agreement shall prohibit Armstrong from otherwise serving as an officer or director of CARDINAL during or following the term of this Agreement and receiving and accepting compensation or reimbursements related to her services as an officer or director.
     7. Covenant Not to Solicit. Armstrong further agrees that Armstrong shall not, directly or indirectly, either for herself or any other person, firm or corporation:
a.	call upon, solicit, divert, take away or accept business from any of the customers or suppliers of CARDINAL in connection with any ethanol production enterprise, or

b.	solicit for employment, retain or employ or become employed by any past or present employee of CARDINAL, or request, induce or advise any employee to leave the employ of or cease affiliation with CARDINAL in connection with any ethanol production enterprise.
     8. Miscellaneous. Except as otherwise provided herein, any and all notices and reports required or contemplated hereunder shall be in writing and shall be sent in a commercially reasonable manner under the circumstances, addressed to the parties at their respective addresses. This Agreement shall be governed by and construed in accordance with Indiana law, and shall not be modified except in a writing signed by the parties. This Agreement is binding upon the parties and their heirs representatives, agents, successors and permitted assigns. Neither this Agreement or any parties’ rights, duties, responsibilities or obligations shall be assigned by either party, in whole or in part, without the prior written consent of the other party hereto. If any provision herein is held to be invalid or unenforceable in whole or in part, the remaining provisions shall not be affected. No omission or delay by either party in enforcing any right or remedy or in requiring any performance hereunder shall constitute a waiver of any such right, remedy or required performance, nor shall it affect the right of either party to enforce such provision thereafter. The headings contained herein are for convenience only and shall not be considered in interpreting or construing this Agreement. This Agreement may be executed in counterparts.
     IN WITNESS WHEREOF, the parties hereto have duly executed this EMPLOYMENT AGREEMENT as of the date first above written.

CARDINAL ETHANOL, LLC		ANGELA J. ARMSTRONG

By:	/s/ Troy Prescott	/s/ Angela J. Armstrong

Its: Chariman